Exhibit 99.1

NEWS RELEASE

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Reports First Quarter 2008 Results and Activities

Waco, Texas   May 12, 2008

Highlights:

•                  FirstCity reported 1st quarter 2008 loss of $3.6 million or ($.34) per diluted share – which includes $4.1 million of net provisions.

•                  FirstCity invested $9.9 million in portfolio acquisitions and other investments during the quarter.

•                  FirstCity purchased 385,830 shares of its common stock in 2008 under its stock repurchase plan.

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended
	March 31,
	2008	2007
	(unaudited)
Portfolio Asset Acquisition and Resolution	$(1,800)	$1,870
Corporate overhead *	(1,693)	(2,785)
Loss from continuing operations	(3,493)	(915)
Loss from discontinued operations, net of taxes	(91)	—
Loss to common stockholders	$(3,584)	$(915)
Diluted loss per common share	$(0.34)	$(0.08)

*                 Corporate overhead includes $1.2 million of expenses related to an independent audit committee investigation in first quarter 2007.

Portfolio Asset Acquisition and Resolution

For the first quarter 2008, the operating contribution from the Portfolio Asset Acquisition business resulted in a $1.8 million loss. The loss was comprised primarily of $9.3 million in revenues, $2.8 million in equity in earnings of investments, and $13.9 million of expenses. The business generated 55% of the revenues (including equity in earnings of investments) from domestic investments, 25% from investments in Latin America, 20% from investments in Europe and less than 1% from investments in Canada.

The revenues for the first quarter were positively impacted by continued income streams from Portfolio Assets of $4.9 million, equity in earnings of investments of $2.8 million, servicing fees of $2.2 million, and interest income of $0.9 million from loans receivable.

First quarter earnings were negatively impacted by $4.1 million of net provisions – comprised of $3.0 million of provisions recorded to our wholly-owned domestic and Latin American portfolios, and $1.1 million recorded to portfolio assets held in our partnerships ($0.2 million of net provisions in domestic partnerships, $0.3 million of net provisions in European partnerships and $0.6 million in Latin American partnerships). The first quarter provisions were attributed primarily to declines in values of loan collateral and real estate assets in our domestic portfolios, and additional delays in the timing of collections of expected cash flows on loan portfolios in Latin America and Europe. Management regularly evaluates the collectibility of the Company’s portfolio assets and may decrease those values in future periods as the cash flows expected from those assets change.

(more)

The following tables detail the impact of net foreign currency gains (losses) on corporate earnings:

	Three Months Ended
	March 31,
Illustration of the Effects of Currency	2008	2007
Fluctuations (dollars in thousands)	(unaudited)
Net earnings (loss) to Common Stockholders	$(3,584)	$(915)
Foreign currency gains (losses):
Euro	225	(242)
Mexican Peso	246	(23)
Argentine Peso	(3)	(11)
Canadian Dollar	(15)	21
Chilean Peso	104	2

Exchange rate at valuation date:
Euro	0.63	0.75
Mexican Peso	10.70	11.08
Argentine Peso	3.16	3.10
Canadian Dollar	1.02	1.16
Chilean Peso	440.00	539.28

The Company invested $9.9 million in portfolio acquisitions and other investments during the quarter. Earning assets totaled $236.2 million at quarter end. The global distribution of FirstCity’s earning assets (at carrying value) included $151.8 million in the United States, $48.3 million in Europe, and $36.1 million in Latin America.

Portfolio purchases are detailed below (in millions):

		Portfolio Purchases					FirstCity
		Domestic	Europe	Latin America	Total	FirstCity Investment	Investment in Other	Total
	2008
1st Quarter		$6.7	$—	$13.2	$19.9	$8.4	$1.5	$9.9
YTD 2008		$6.7	$—	$13.2	$19.9	$8.4	$1.5	$9.9
	2007
4th Quarter		$5.3	$14.7	$4.4	$24.4	$15.7	$3.7	$19.4
3rd Quarter		17.4	2.3	—	19.7	16.3	6.3	22.6
2nd Quarter		27.4	2.4	61.6	91.4	25.2	4.2	29.4
1st Quarter		71.6	3.8	3.4	78.8	69.5	7.8	77.3
YTD 2007		$121.7	$23.2	$69.4	$214.3	$126.7	$22.0	$148.7
	2006
4th Quarter		$34.6	$101.2	$2.1	$137.9	$70.2	$16.8	$87.0
3rd Quarter		35.4	—	56.1	91.5	31.5	3.7	35.2
2nd Quarter		24.2	1.0	—	25.2	19.0	7.0	26.0
1st Quarter		42.4	—	—	42.4	23.3	0.7	24.0
Total Year 2006		$136.6	$102.2	$58.2	$297.0	$144.0	$28.2	$172.2
Total Year 2005		$93.4	$37.2	$16.0	$146.6	$71.4	$3.2	$74.6
Total Year 2004		$91.2	$9.8	$73.1	$174.1	$59.8	$—	$59.8

As a result of the recent deterioration of credit quality experienced by many banks, management believes that acquisition opportunities at attractive margins are available. FirstCity was involved in acquiring $19.9 million of portfolio assets with a face value of approximately $546.1 million in first quarter 2008 – of which FirstCity’s investment share was $8.4 million. The Company is currently evaluating 28 different transactions representing over $7.6 billion in face value of assets, although there can be no assurance that FirstCity will be able to consummate any of these transactions on acceptable terms.

In the first quarter of 2008, the Company discontinued using the income recognition model for previously-purchased non-performing loan portfolios in Mexico. Management determined that external factors outside their control preclude them from developing reasonable expectations of the timing of cash flows to be collected on these loan portfolios. The Company now accounts for its non-performing loan portfolios in Mexico under the cost-recovery model.

Other Corporate Matters

Liquidity

FirstCity’s ability to obtain financing for investment opportunities is strong and remains unhindered by the negative conditions witnessed recently in the financial services sector. FirstCity has $350.0 million of credit facility commitments available to finance its portfolio and asset purchases and equity investments in new ventures, and to provide for working capital loans. In addition, FirstCity has a $40.0 million credit facility commitment to finance and acquire SBA loans. At March 31, 2008, FirstCity’s maximum borrowing capacity under these credit commitments was $156.0 million, subject to borrowing base requirements of the respective credit facilities.

Share Repurchase Program

FirstCity has a stock repurchase program providing for the repurchase of up to 1,500,000 shares of its common stock.  To date, the Company has purchased 966,330 shares at an average cost of $9.12 per share (including 385,830 shares purchased in 2008 at an average cost of $7.34 per share). Share repurchases continue and signify management’s assessment that the shares are undervalued in the market and represent a good investment alternative to enhance long term shareholder value.

Conference Call

A conference call will be held on Monday, May 12, 2008 at 9:00 a.m. Central Time to discuss first quarter results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation First Quarter 2008 Conference Call
Date:	Monday, May 12, 2008
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites -	www.streetevents.com and,
www.fulldisclosure.com

Dial In Access:	Domestic	888-396-2369
	International	617-847-8710

	Pass code	17543120

Replay    Available on FirstCity’s web page (www.fcfc.com/invest.htm)

FirstCity Financial Corporation is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market under the symbol “FCFC.”

Forward-Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” “indication” and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates; availability of portfolio assets and other investment opportunities; the Company’s ability to consummate portfolio acquisitions and other investment transactions on acceptable terms; assumptions underlying portfolio asset performance; risks associated with start up of new businesses and entry into new foreign markets, risks associated with foreign operations; currency exchange rate fluctuations; interest rate risk; credit risk; risks of declining value of loans, collateral or assets; the degree to which the Company is leveraged; the Company’s continued need for financing; availability of the Company’s credit facilities; ability to obtain additional financing from the Bank of Scotland or any other lender; the impact of certain covenants in loan agreements of the Company and its subsidiaries; the ability of the Company to utilize net operating loss carry forwards; general economic, business and market conditions; foreign social and economic conditions; changes (legislative and otherwise) in the asset securitization industry; regulatory and accounting changes; fluctuation in residential and commercial real estate values; capital markets conditions, including  the markets for asset-backed securities; uncertainties of any litigation arising from discontinued operations; factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 17, 2008, as well as in the Company’s other filings with the SEC. Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Servicing fees	$2,200	$2,605
Income from Portfolio Assets	4,935	5,035
Gain on sale of SBA loans held for sale, net	9	281
Interest income from SBA loans	476	308
Interest income from affiliates	150	126
Interest income from loans receivable - other	275	907
Other income	1,459	459
Total revenues	9,504	9,721
Expenses:
Interest and fees on notes payable	3,683	4,251
Salaries and benefits	5,030	3,993
Provision for loan and impairment losses	3,030	326
Occupancy, data processing, property protection and other	3,925	3,933
Total expenses	15,668	12,503
Equity in earnings of investments	2,840	1,826
Loss from continuing operations before income
taxes and minority interest	(3,324)	(956)
Income taxes	(191)	(67)
Minority interest	22	108
Loss from continuing operations	(3,493)	(915)
Discontinued operations
Loss from operations of discontinued components	(91)	—
Net loss	$(3,584)	$(915)

Basic and diluted loss per common share are as follows:
Loss from continuing operations	$(0.33)	$(0.08)
Discontinued operations	$(0.01)	$—
Net loss per common share	$(0.34)	$(0.08)
Weighted average common shares outstanding	10,584	10,788

Selected Unaudited Balance Sheet Data

	March 31,	December 31,
	2008	2007
Cash	$14,395	$23,546
Earning Assets:
Portfolio Assets, net	112,593	122,001
Loans and interest receivable	26,364	26,574
Equity investments	89,643	87,622
Railroad assets	7,575	7,403
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	9,760	10,872
Total assets	$280,431	$298,119

Notes payable	$167,579	$177,329
Minority interest and other liabilities	12,000	13,967
Total liabilities	179,579	191,296
Total equity	100,852	106,823
Total liabilities and equity	$280,431	$298,119

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$9,321	$9,592
Equity in earnings of investments	2,840	1,826
Expenses	(10,931)	(9,222)
Operating contribution before provision for
loan and impairment losses	1,230	2,196
Provision for loan and impairment losses	3,030	326
Operating contribution, net of direct taxes	$(1,800)	$1,870

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$6,693	$71,568
Latin America	13,207	3,401
Europe	—	3,802
Total	$19,900	$78,771

	Purchase	FirstCity’s
	Price	Investment
Historical Acquisitions - Annual:
Three months ended March 31, 2008	$19,900	$8,435
2007	214,333	126,714
2006	296,990	144,048
2005	146,581	71,405
2004	174,139	59,762

	March 31,	December 31,
	2008	2007
Portfolio acquisition and resolution assets by region:
Domestic	$151,443	$163,078
Latin America	36,054	33,450
Europe	48,341	46,701
Canada	337	371
Total	$236,175	$243,600

	Three Months Ended March 31,
	2008	2007
Revenues and equity in earnings of investments by region:
Domestic	$6,718	$6,967
Latin America	3,035	2,532
Europe	2,395	1,830
Canada	13	89
Total	$12,161	$11,418

Revenues and equity in earnings of investments by source:
Equity earnings	$2,840	$1,826
Income from Portfolio Assets	4,935	5,035
Servicing fees	2,200	2,605
Gain on sale of SBA loans held for sale, net	9	281
Interest income from SBA loans	476	308
Interest income from affiliates	150	126
Interest income from loans receivable - other	275	907
Other	1,276	330
Total	$12,161	$11,418

	Three Months Ended March 31,
	2008	2007
Analysis of Equity Investments:
FirstCity’s average investment:
Domestic	$23,696	$35,877
Latin America	22,890	18,659
Europe	30,526	47,436
Europe-Servicing subsidiaries	7,153	6,125
Latin America-Servicing subsidiaries	4,925	1,474
Total	$89,190	$109,571

FirstCity share of equity earnings (losses):
Domestic	$266	$251
Latin America	369	(10)
Europe	1,686	1,540
Europe-Servicing subsidiaries	316	76
Latin America-Servicing subsidiaries	203	(31)
Total	$2,840	$1,826

Selected Other Data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$126,377	$142,747
Latin America	6,998	9,349
Europe	9,107	3,610
Canada	350	2,287
Total	$142,832	$157,993

Income from wholly owned portfolio assets and loans receivable:
Domestic	$5,235	$5,967
Latin America	321	527
Europe	276	74
Canada	13	89
Total	$5,845	$6,657

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$362	$629
Average servicing fee %	3.2%	3.7%
Latin American partnerships:
Servicing fee revenue	$1,848	$1,958
Average servicing fee %	15.5%	15.9%
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,210	$2,587
Average servicing fee %	9.5%	8.7%
Service Fees-SBA loans:	$(10)	$18
Total Service Fees	$2,200	$2,605

Collections:
Domestic	$11,349	$17,225
Latin America	11,885	12,342
Europe	12,768	33,511
Subtotal	36,002	63,078
Wholly-owned	19,489	19,691
Total	$55,491	$82,769

Servicing portfolio (face value):
Domestic	$556,774	$619,098
Latin America	1,596,845	1,712,128
Europe	1,174,578	1,027,430
Total	$3,328,197	$3,358,656

Number of personnel at period end:
Domestic	94	58
Latin America	122	116
Corporate	34	32
Total personnel	250	206

FirstCity Financial Corporation

Schedule of Unrealized Gross Profit

March 31, 2008

(Unaudited)

	Book Value of Portfolio Assets (1)
($ in 000’s)	12/31/2006	12/31/2007	3/31/2008
Domestic	$153,118	151,802	138,534
Europe	46,204	40,340	40,008
Latin America	22,378	26,844	38,840
Total (4)	$221,700	218,987	217,383

	Estimated Remaining Collections (2)
	12/31/2006	12/31/2007	3/31/2008
Domestic	$215,987	195,845	171,868
Europe	61,081	52,617	51,802
Latin America	50,866	68,900	89,695
Total	$327,934	317,363	313,365

	Unrealized Gross Profit (3)
	12/31/2006	12/31/2007	3/31/2008
Domestic	$62,869	44,043	33,334
Europe	14,877	12,278	11,794
Latin America	28,488	42,056	50,854
Total	$106,234	98,376	95,982

	Unrealized Gross Profit%
	12/31/2006	12/31/2007	3/31/2008
Domestic	29.1%	22.5%	19.4%
Europe	24.4%	23.3%	22.8%
Latin America	56.0%	61.0%	56.7%
Total	32.4%	31.0%	30.6%

This schedule represents statistical information related to the Company’s ownership in portfolio assets and is provided for informational purposes to give an indication of the future Unrealized Gross Profit attributable to those pools. These are estimates and will change each period based upon review and judgment of management and individual facts and circumstances surrounding each asset in the portfolios.

(1) Book Value of Portfolio Assets represents the unamortized purchase price of Portfolio Assets held by various acquisition entities, some of which are consolidated by FirstCity and others held through equity investments in partnerships or similar arrangements.

(2) Estimated Remaining Collections represents the sum of all future projected cash collections expected from the Portfolio Assets, net of certain expenses.

(3) Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Book Value of Portfolio Assets.

(4) FirstCity considers Book Value of its interests in Portfolio Assets a useful measurement of the Company’s underlying holdings and interests in Portfolio Assets. As FirstCity’s share of Book Value of Portfolio Assets is considered a non-GAAP measure, the following reconciliation is provided:

	12/31/2006	12/31/2007	3/31/2008
FirstCity’s wholly-owned and majority-owned Portfolio Assets (as reported in “Portfolio Assets” on the financial statement of respective SEC filing)	$108,696	122,001	112,593
Minority shareholders’ interests in FirstCity’s majority-owned Portfolio Assets (included in “Minority interest” on the financial statement of respective SEC filing)	(2,005)	(4,474)	(3,996)
FirstCity’s interests in Portfolio Assets held by equity investment entities (included in total assets of equity investments in “Condensed Combined Balance Sheets” table disclosed in financial statement footnotes of respective SEC filing)	115,009	101,460	108,786
	$221,700	218,987	217,383